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                              [Share Certificate]


                               women.com networks


              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                                                               CUSIP 978149 10 2
                                             SEE REVERSE FOR CERTAIN DEFINITIONS


     FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE OF

                            Women.com Networks, Inc.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.

     WITNESS the facsimile signatures of its duly authorized officers.


Dated:

      /s/ MARLEEN R. MCDANIEL                   /s/ MICHAEL PERRY
      --------------------------------          --------------------------------
          Marleen R. McDaniel                       Michael Perry
          Chairperson, President &                  Chief Financial Officer &
          Chief Executive Officer                   Treasurer
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                            Women.com Networks, Inc.

     The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be directed to the Corporation, attention of its Secretary at the Corporation's principal executive offices.


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


TEN COM -- as tenants in common             UNIF GIFT MIN ACT- _________________
TEN ENT -- as tenants by the entireties                             (Cust)
JT TEN  -- as joint tenants with right of            Custodian _________________
           survivorship and not as tenants                          (Minor)
           in common                        Under Uniform Gifts to Minors
                                                           Act _________________
                                                                    (State)

    Additional abbreviations may also be used though not in the above list.


For Value Received _______________________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
 [                                   ]

________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
of the Shares of capital stock represented by the within Certificate and do(es)

hereby irrevocably constitute and appoint ______________________________________

Attorney to transfer the said Shares on the books of the within named

Corporation with full power of substitution in the premises.


Dated ______________________   _________________________________________________


                               NOTE. The signature to the assignment must correspond with the names as written upon the face of the certificate in every particular, without alteration or enlargement of any change whatever. Signature must be guaranteed.

Signature(s) Guaranteed


By ____________________________________________________________

THE SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT
TO SEC RULE 17Ad-15